Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

The Employment Agreement effective as of January 1, 2004, by and between SUSQUEHANNA BANCSHARES, INC., a Pennsylvania corporation (the “Company”), and VALLEY FORGE ASSET MANAGEMENT CORP., a Pennsylvania corporation, a wholly-owned subsidiary of the Company (“VFAM”), on the one side, and BERNARD A. FRANCIS, JR., an adult individual (the “Employee”), on the other side, is hereby amended as follows:

1. Paragraph 3 is amended to read in its entirety as follows:

3. Period of Employment. Unless terminated earlier pursuant to subparagraph 7.3, 10.1, 10.2, 10.3, 10.5 or 10.7 hereof, the period of employment shall commence on the effective date of this Agreement and end on the third December 31 next following the date of this Agreement (as the same may be extended pursuant to this paragraph, the “Period of Employment”). If written election not to renew by either party is not received by the other party by (a) November 1 of the year of the effective date of this Agreement, or (b) November 1 any subsequent year, if this Agreement has previously been extended pursuant to this paragraph 3, then the Period of Employment will be automatically extended by one year.

2. As so amended, said Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this First Amendment as of the 18th day of January, 2005.

SUSQUEHANNA BANCSHARES, INC.

Attest:	/s/ James H. Foster	By:	/s/ Edward Balderston, Jr.
	Assistant Secretary		Executive Vice President

VALLEY FORGE ASSET MANAGEMENT CORP.

Attest:	/s/ Kelly C. Malloy	By:	/s/ James E. Gibson
	Secretary		Chief Operating Officer

EMPLOYEE

Witness:
	/s/ Kelly C. Malloy		/s/ Bernard A. Francis, Jr.	(Seal)